UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

DNA X, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200
San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (661) 618-7580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by DNA X, Inc. (the “Company”) with the Securities and Exchange Commission on July 2, 2026 (the “Original 8-K”). This Form 8-K/A is being filed for the purpose of updating the disclosure under Items 3.02, 3.03 and 5.03 of the Original 8-K and providing additional information relating to the Transaction under Item 8.01 hereof.

Item 3.02	Unregistered Sales of Equity Securities.

On July 8, 2026, the Company sold and issued an aggregate of 929,864 shares of Series B Preferred Stock in exchange for cash proceeds of $2.5 million and the cancellation of $3.1 million of the outstanding balance under the convertible promissory note. The Company expects to consummate the sale and issuance of the remaining 416,667 shares subscribed for under the Purchase Agreement on or prior to August 14, 2026.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth below in Item 5.03 regarding the filing of the Certificate of Designation is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed the Certificate of Designation with the Secretary of State of the State of Delaware on July 6, 2026.

Item 8.01	Other Events.

Based on the foregoing transactions, as of the date of the filing of this Current Report on Form 8-K/A, the Company believes it has stockholders’ equity in excess of the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, as reflected in the pro forma stockholders’ equity balance provided below. The Company is awaiting Nasdaq’s formal determination that it has evidenced compliance with the minimum stockholders’ equity rule and intends to provide an update upon receipt of such determination.

To provide additional information regarding the Company’s unaudited stockholders’ equity balance as of the date of the filing of this Current Report on Form 8-K/A, the Company has prepared a summary pro forma presentation of stockholders’ equity giving effect to the completed transactions discussed above (but excluding any proceeds from the anticipated second closing under the Purchase Agreement). The pro forma information is based on management’s current estimates and assumptions, is presented for illustrative purposes only, and should not be regarded as indicative of the Company’s future financial condition or results of operations.

DNA X, INC.
$ in thousands

Stockholders’ Equity	Q1 2026	Q2 2026	July 9th
	(actual)	(est.)	(est.)

Net income (loss)	6,340	(1,530)	(147)

Beginning Stockholders’ Equity	(7,955)	(983)	(1,550)
Adjustments
Financing			2,446
Note Conversion			3,049
Reclass redeemable shares to equity		963
Remeasurement of stock redemption value	328
Add back for Stock-based Compensation	304
Ending Stockholders’ Equity	$(983)	$(1,550)	$3,798

Cautionary Note Regarding Forward Looking Statements

This current report and other related materials may contain a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the Company’s expectation about any or all of the following: anticipated benefits of and activities under the Transaction and the timing and certainty of completion of the Transaction, and the Company’s use of proceeds from the Transaction. Forward-looking statements can be identified by terms such as “will,” “intent,” “expect,” “plan,” “potential,” “would” or similar expressions and the negative of those terms. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Although the Company believes that such statements are based on reasonable assumptions, forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, you should not rely on these forward-looking statements as predictions of future events. These risks and uncertainties include, among others, those risk and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2026, and in any other filings made by the Company with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this current report, other than to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNA X, INC.

Date: July 9, 2026	By:	/s/ Clayton Crolius
	Name:	Clayton Crolius
	Title:	Chief Financial Officer